EXHIBIT 10.25

                         SPECIALTY GAS SUPPLY AGREEMENT

This Agreement, made as of the 15th day of October 1996, between Air Products and Chemicals, Inc. ("Seller") and Harris Corporation ("Buyer")
_________________________ Mountaintop _________________________ PA _____ 18707
_____ ("Buyer").

1.    Sale and Purchase

      Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller, Buyer's requirements of specialty gases listed in Attachment 1, for use at Buyer' location namely Fab 8, Mountaintop, Pa.

2.    Designated Locations

      This Agreement shall be applicable to all Buyer's activities carried on at the location(s) set forth in Section 1 above and if the operations at any such locations are expanded or relocated to new locations then, at Seller's and Buyer's option, this Agreement shall be applicable at such locations ("Designated Locations(s)").

3.    Terms and Termination

      3.1. This Agreement shall be effective as of the date first set forth above (Contract commencement Date). The initial term of this Agreement, as to each Product in attachment 1 at each Designated Location shall be ten years ("Initial Term"), from the Contract Commencement Date.

      3.2. Either party may terminate this Agreement with respect to each Product at each Designated Location as of the expiration date of the Initial Term with respect to such Product at such Designated Location.

      3.3. In addition to any other rights which the Buyer may have, it reserves the right to cancel this contract in any portion thereof, if material furnished pursuant to this contract is not as specified or if delivery is not made per mutually agreed expectation when and as specified, through no fault of Buyer and without advance notice from the Seller and acceptance by Buyer. Buyer may cancel this contract or any portion thereof if the Seller is adjudicated a bankrupt, if a petition under the bankruptcy Act is filed and not vacated within sixty days, if the Seller makes an assignment for the benefits of creditors, if a Receiver of the property of the

            Seller is appointed or if action under any law for the relief of debtors is taken in respect of the Seller.

4.    Ownership of Cylinders and Containers

      Except as otherwise stated herein, all cylinders and other containers, including tank trucks and tube trailers, in which the Products are delivered hereunder shall be and remain the property of Seller and are returnable, at Buyer's risk and expense and in good condition, promptly after being emptied.

5.    Delivery

      5.1. Title and risk of loss of all Products sold hereunder shall pass to Buyer upon Seller's delivery at Seller's production facility as provided herein. Seller's quantity measurements taken at shipping point shall govern.

      5.2. Buyer shall inspect the products furnished hereunder immediately after delivery. Buyer's failure to give notice of any claim within 30 days from date of delivery shall constitute an unqualified acceptance of such Products and a waiver by Buyer of all claims with respect thereto.

6.    Pricing and Adjustments to Price

      6.1. The price for products delivered to Buyer by Seller is defined in Attachment 1.

      6.2. Current Specialty Gas pricing and requirements defined in Attachment 1 are based on "open standard specification" and have been established for baseline purposes only. Final requirements and specifications will be determined prior to installation. Some adjustment to final purchase pricing may be required at that time and subsequent to startup.

      6.3. Harris anticipates purchase of those specialty gases defined on Attachment 1 for a fixed price of $218,643 per year for Phase 1 (based on an estimated 225 water starts per day through calendar year 97-98) and $587,510 per year for Phase II (based on water starts at 600 per day after calendar year 98). Pricing may be adjusted upward over the life of the agreement due to Air Products; substantiated cost increases in raw materials including but not limited to feedstocks. No profits shall be added to incremental increases.

      6.4. If any Price adjustment pursuant to Section 6.3 shall be prohibited by any valid law or regulation of the united States or any state, then Seller may, at its option and by not less than 90 days' prior written notice to Buyer, terminate this Agreement as to the affected Designated Location.

7.    Taxes

      7.1. Seller shall bear and pay all federal, state and local taxes based upon or measured by its net income, and all franchise taxes based upon its corporate existence, or its general corporate right to transact business.

      7.2. Any other tax, howsoever denominated and howsoever measured, imposed upon the storage, inventory, sale, transportation, delivery, use or consumption of Product shall be paid directly by Buyer, or if paid by Seller shall be invoiced to Buyer as a separate item and paid by Buyer to Seller.

8.    Payment

      All payments due Seller hereunder shall be made to Seller at the location indicated on the invoice. All invoices shall be payable net 30 days. The timely payment by Buyer of all amounts due and owing to Seller hereunder is an express-condition to the continued performance by Seller of its obligations hereunder.

9.    Seller's Warranty

      Seller warrants that the Product shall conform to the specifications and express warranties set forth herein and that at the time of delivery, Seller shall have good title and right to transfer the same and that the same shall be delivered free of encumbrances. THE FOREGOING WARRANTY IS THE SOLE WARRANTY AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR BY LAW, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.   Limitation of Liability

      10.1. Buyer acknowledges that there are hazards associated with the use of the Product, that it understands such hazards, and that it is the responsibility of Buyer to warn and protect its employees and others exposed to such hazards through Buyer's storage and use of the Product. Seller shall provide Buyer with copies of Material Safety Date Sheets relating to the Product for Buyer to make such warnings, and Buyer shall hold harmless, indemnify and defend Seller from and against any liability incurred by Seller because such warnings were not made Buyer assumes all risk and liability for loss, damages or injury to persons or to property of Buyer or others arising out of the presence or use of the Product as a result of Buyer's failure to warn. Unless such loss damage or injury is due to negligence of seller or due to defective product or equipment.

      10.2. No claim of any kind with respect to nondelivery of Product shall be greater than the Unit Price payable hereunder for the Product in respect to which such claim is made and Buyer's remedy (except for the remedy of cancellation for material default) for delivery of nonconforming Product shall be replacement by Seller of a like quantity of conforming product at no additional cost to Buyer and reimbursement to Buyer for any damages directly related to such nonconforming product.

      10.3. Except in the case of a willful and wrongful act or omission of Seller, Seller shall not be liable in contract or tort for any indirect, special, incidental or consequential damages arising out of its performance or nonperformance hereunder; provided, however, Seller shall be liable for injury or death to third parties and for direct and immediate physical damage to the buildings, machinery and equipment of Buyer where such injury, death or damage occurs during the term of this Agreement which is proximately caused by, and to the extent of Seller's negligence at the Designated Location.

11.   Force Majeure

      11.1. Neither party hereto shall be considered in default in the performance of its obligations hereunder (other than its obligation to make any payment of money hereunder), or be liable in damages or otherwise for any failure or delay in performance which is due to strike, lockout, concerted act of workers or other industrial disturbance, fire, explosion, flood or other natural catastrophe, civil disturbance, riot or armed conflict whether declared or undeclared, curtailment, shortage, rationing or allocation of normal sources of supply of labor, materials, transportation, energy, or utilities, accident, act of God, delay of subcontractors or vendors, sufferance of or voluntary compliance with act of government and government regulations (whether or not valid), embargo, machinery or equipment breakdown, or any other cause whether similar or dissimilar to any of the causes or categories of causes described above and which is beyond the reasonable control of the party claiming excuse hereunder.

      11.2. Neither party hereto shall be required to make any concession or grant any demand or request to brink to an end any strike or other concerted act of workers.

      11.3. Either party affected by an event described in Section 11.1, shall, promptly upon learning of such event and ascertaining that it has or will affect its performance hereunder, give notice to the other party, stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect.

      11.4. If any event within Section 11.1 shall only partially reduce Seller's ability to produce or deliver Product, then Seller may prorate its available supply among Buyer and Seller's other customers in a fair and equitable manner.

12.   Impairment of Credit

      Unless otherwise required by law, if a petition is brought by or against Buyer under any present or future bankruptcy or insolvency laws seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief with respect to Buyer, or its Buyer shall make any assignment for the benefit of creditors or if a receiver is appointed for Buyer, or if Buyer shall fail to make payments in accordance with the terms of this Agreements, or if in Seller's opinion Buyer's credits has been impaired

      12.1. Seller may, at its option, terminate this Agreement by written notice to Buyer or impose such new payment terms, including cash on delivery, as it deems adequate to protect its interest.

      12.2. The election of any option under Section 12 shall not preclude the exercise of any other option.

13.   General Provisions

      13.1. This Agreement is subject to acceptance by an executive officer of Seller.

      13.2. This instrument together with any terms and conditions of Seller's Attchment(s) hereto constitutes the entire agreement between the parties. No terms and conditions in any form of purchase order, order acknowledgment or other acceptance forms of Buyer issued with respect to this transaction shall alter the terms hereof and objection is hereby made to all such additional or different terms. Acceptance is expressly limited to the terms offered herein. No modification or waiver of this agreement shall bind Seller unless in writing and signed and accepted by an executive officer of Seller.

      13.3. This Agreement may not be assigned by either Buyer or Seller without the prior written consent of the other party, which consent shall not be unreasonably withheld. It shall inure to the benefit of and be binding upon the successors and, if properly assigned, the assigns of both parties.

      13.4. If any provision of this Agreement is held invalid by any law and/or regulation, all other provisions hereof shall continue in full force and effect.

      13.5. This Agreement shall be governed by and construed according to the laws of the place of performance without giving effect to its conflicts of law provisions.

      13.6. In the event of conflict between the terms of this Agreement and any of its Attachments/Exhibits, the terms of the Attachments/Exhibits shall govern.

      13.7. Compliance With Laws. Seller warrants that all goods or services called for herein shall be produced or performed in compliance with all applicable federal and state laws, rules and regulations.

      13.8. Patent Indemnification. Seller warrants that it will defend at its expense any suit against Buyer respecting infringement (including contributory infringement) if any United States or other patent covering all or part of the material furnished under this contract, its manufacture, and/or its se if such use is inducted by Seller or if there is no practical noninfringing use, and will pay costs, fees, and/or damages awarded against Buyer for such infringement by and final court decision; provided Buyer promptly notifies Seller of and charge of and use it for such infringement and tenders to Seller the defense of such suit, Buyer having the right to be represented in such defense at its own expense. Buyer extends a like warranty to Seller with respect to unavoidable infringement by Seller in complying with Buyer's specifications, except to the extent that such specification are derived from Seller or Seller has notice of such infringement.

                                         Submitted by  /s/ Barbara A. Dutch
                                                       -------------------------
                                                           Barbara A. Dutch

ACCEPTED by:                             ACCEPTED by:

HARRIS CORPORATION                       AIR PRODUCTS AND CHEMICALS, Inc.

/s/ Jim Poe                              illegible
-----------------------------            ---------------------------------------
By  Jim Poe                              By  illegible
    -------------------------                -----------------------------------
                                                           NAME

Sr. Mgr. Cont. Admin.                    GM Electronics US
-----------------------------            ---------------------------------------
          TITLE                                           TITLE

                                                         11-8-96
-----------------------------            ---------------------------------------
                                                           DATE

-----------------------------
          TITLE


-----------------------------
           DATE

                    ATTACHMENT 1 TO PRODUCT SUPPLY AGREEMENT
                         DATED OCTOBER 7, 1996, BETWEEN
                   AIR PRODUCTS AND CHEMICALS, INC. ("SELLER")
                    AND HARRIS SEMICONDUCTOR CORP. ("BUYER")

                                   [REDACTED]